                             EMPLOYMENT AGREEMENT

          Agreement dated as of May 1, 1999 effective as of May 1, 1999 (the "Effective Date"), by and between Interneuron Pharmaceuticals, Inc., a Delaware corporation having a place of business at One Ledgemont Center, 99 Hayden Avenue, Suite 200, Lexington, Massachusetts 02421 (the "Corporation"), and Glenn
L. Cooper, M.D., an individual residing at 4 Trail Side Circle, Sudbury, Massachusetts, ("CEO").

                                  WITNESSETH:

          WHEREAS, the Corporation desires to continue to employ the CEO as President , Chief Executive Officer and Director, and the CEO desires to be employed by the Corporation as President, Chief Executive Officer and Director, all pursuant to the terms and conditions hereinafter set forth:

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

     1.   EMPLOYMENT: DUTIES
          ------------------

          (a) The Corporation engages and employs the CEO, and the CEO hereby accepts engagement and employment, as Chief Executive Officer and President, to direct, supervise and have responsibility for the daily operations of the Corporation, including, but not limited to: (i) directing and supervising the business and research and development efforts of the Corporation; (ii) managing the other executives and personnel of the Corporation; (iii) evaluating, negotiating, structuring and implementing business transactions with the Corporation's licensees,, customers and suppliers; (iv) attending meetings of the Board of Directors of the Corporation; and performing such other services and duties as the Board of Directors of the Corporation shall determine.

          (b) The CEO shall perform his duties hereunder from the Corporation's executive offices in Massachusetts or such other locations as the CEO and Corporation may agree, provided, however, that the CEO acknowledges and agrees that the performance by the CEO of his duties hereunder may require significant domestic and international travel by the CEO.

          (c) The CEO shall devote his best efforts and entire working time and attention to the proper discharge of his duties and responsibilities under this
Agreement.

     2.   TERM
          ----

          The CEO's employment hereunder shall be for a term of three (3) years commencing on May 1, 1999 and continuing through the third anniversary of such date.

     3.   COMPENSATION
          ------------

          (a) As compensation for the performance of his duties under this Agreement, the CEO shall be compensated as follows:

               (i) The Corporation shall pay the CEO an annual base salary ("Base Salary") of Three Hundred FiftyThousand Dollars ($350,000), payable in accordance with the usual payroll period of the Corporation, subject to an annual review;

               (ii) The Corporation shall pay the CEO bonuses pursuant to the Corporation's annual Senior Executive Bonus Plan as approved by the Board of Directors or the Compensation Committee of the Board of Directors;

               (iii) The CEO shall be eligible to receive options to purchase shares of the Corporation's common stock, $.001 par value ("Common Stock"), under the Corporation's 1994 Long-term Incentive Plan, or such other option plans as may be in effect at any time during the term of this Agreement, as may be granted from time to time by the Compensation Committee of the Board of Directors;

               The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law and any plans pursuant to which such compensation is generated or as agreed upon by the parties with respect to the compensation payable to the CEO pursuant to section 3(a) hereof.

          (b) The Corporation shall reimburse the CEO for all normal, usual and necessary expenses incurred by the CEO in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation of appropriate vouchers or other proof of the CEO's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation.

          (c) The CEO shall be, during the term of this Agreement, entitled to vacations of not less than four (4) weeks per annum.

          (d) The Corporation shall make available to the CEO and his dependents, such medical, disability, life insurance and such other health benefits as the Corporation makes available to its senior officers and directors. The CEO's life insurance coverage shall not be less than $1,000,000.

     4.   NON-COMPETITION
          ---------------

          (a) The CEO understands and recognizes that his services to the Corporation are special and unique and agrees that, during the term of this Agreement and, unless such termination is by the CEO pursuant to 6(a)(iii) below and provided the Corporation is not in material default to CEO on any of its obligations under this Agreement, for a period of one (l) year from the date of termination of his employment hereunder, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business engaged in the development or commercialization of products directly competitive with products of the Corporation, including any subsidiary of the Corporation (a "Subsidiary"), including products under development by the Corporation or a Subsidiary within the geographic area of the Corporation's business.

          (b) During the term of this Agreement and for one (1) year thereafter, CEO shall not, directly or indirectly, without the prior written consent of the Corporation, solicit or induce any employee of the Corporation or any affiliate to leave the employ of the Corporation or any affiliate or hire for any purpose any employee of the Corporation or any affiliate or any employee who has left the employment of the Corporation or any affiliate within six months of the termination of said employee's employment with the Corporation.

               (c) During the term of this Agreement and for one (1) year thereafter, the CEO shall not, directly or indirectly, without the prior written consent of the Corporation:

                    (i) solicit or accept employment or be retained by any party who, at any time during the term of this Agreement, was a customer or supplier of the Corporation or any affiliate where his position will be related to the business of the Corporation; or

                    (ii) solicit or accept the business of any customer or
                         supplier of the Corporation or any affiliate with respect to products similar to those supplied by the Corporation.

               (d) In the event that the Officer breaches any provisions of this Section 4 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of an bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 4, the Officer shall not urge as a defense that there is an adequate remedy at law nor shall the Corporation be prevented from seeking any other remedies which may be available.

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

     5.   CONFIDENTIAL INFORMATION
          ------------------------

          (a) The CEO agrees that during the course of his employment or at any time after termination, he will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets, litigation information and other confidential and proprietary business information of the Corporation, any Subsidiary or any of its clients. The CEO agrees: (i) not to use any such information for himself or others; and (ii) not to take any such material or reproductions thereof from the Corporation's facilities at any time during his employment by the Corporation, except as required in the CEO's duties to the Corporation. The CEO agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment.

          (b) Except with prior written authorization by the Corporation, the CEO agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, any Subsidiary, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

          (c) The CEO hereby assigns to the Corporation all right, title and interest he may have or may acquire in all inventions (including patent rights) developed by the CEO during the term of this Agreement ("Inventions") and agrees that all Inventions shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. The CEO further agrees to assist the Corporation in every proper way (but at the Corporation's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries.

     6.   TERMINATION
          -----------

          (a) The term of this Agreement shall continue for the period set forth in Section 2 hereof unless sooner terminated upon the first to occur of the following events (the "Termination Date"):

               (i)  The death of the CEO;

               (ii) Termination by the Board of Directors of the Corporation for
                    just cause. Any of the following actions by the CEO shall constitute just cause:

                    (A) Material breach by the CEO of Section 4 or Section 5 of this Agreement;

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

                     (B) Material breach by the CEO of any provision of this
                         Agreement other than Section 4 or Section 5 or the willful or reckless failure by the CEO to perform his duties hereunder which breach or failure is not cured by the CEO within fifteen (15) days of notice thereof from the Corporation; or

                     (C) The commission by the CEO of any act of fraud or theft against the Corporation or any Subsidiary, or the conviction of the CEO of any criminal act.

               (iii) Termination by the CEO for just cause. Any of the following actions or omissions by the Corporation shall constitute just cause:

                     (A) Material breach by the Corporation of any provision of this Agreement which is not cured by the Corporation within fifteen (15) days of notice thereof from the CEO;

                     (B) Any action by the Corporation to intentionally harm the
                         CEO; or

                     (C) A Change in Control of the Corporation (as defined
                         below), unless CEO is offered and, in his sole discretion, accepts (1) a comparable executive position of the acquiror or of the division of the acquiror which assumes the business of the corporation after the Change in Control and (2) compensation comparable to that provided to the CEO under this Agreement.

               (iv) Termination by the Board of Directors of the Corporation without just cause.

          (b) Upon termination pursuant to subparagraph (ii) of paragraph (a) above, the CEO (or his estate in the event of termination pursuant to subparagraph (i)), shall be entitled to receive the Base Salary and bonuses accrued but unpaid as of the date of termination.

          (c) Upon termination pursuant to subparagraph (iii)(C) or (iv) above, the CEO shall be entitled to receive the Base Salary plus average bonuses (three-year average) for a period equal to the longer of (a) the remainder of the term of this Agreement or (b) twelve (12) months from the Termination Date. At the discretion of the Corporation, such Base Salary may be paid either in one lump sum or in monthly installments throughout the remaining term of this Agreement. In addition, the Corporation shall provide continuation of health benefits for a period equal to the longer of (a) the remainder of the term of this Agreement, or (b) twelve (12) months from the Termination Date to the extent authorized by and consistent with 29 U.S.C. (S) 1161 et seq. (Commonly known as "COBRA"), with the cost of the regular premium for such benefit shared in the same relative proportion by the Corporation and the CEO as in effect on the Termination Date. Notwithstanding the foregoing, nothing in this Section 6(c) shall be construed to affect the CEO's right to receive COBRA continuation entirely at the CEO's own cost to the extent that the CEO may continue to be entitled to COBRA continuation after the CEO's right to cost sharing under this Section 6(c) ceases.

          (d) For purposes of this Agreement, a "Change in Control of the Corporation" shall be deemed to have occurred upon any one of the following events:

               (i) The date on which shares of Common Stock are first purchased pursuant to a tender offer or exchange offer (other than such an offer by the Corporation, any Subsidiary, any employee benefit plan of the Corporation or of any Subsidiary or any entity holding shares or other securities of the Corporation for or pursuant to the terms of such plan), whether or not such offer is approved or opposed by the Corporation and regardless of the number of shares purchased pursuant to such offer;

               (ii) The date the Corporation acquires knowledge that any person or group deemed a person under Section 13(d)-3 of the Securities Exchange Act of 1934 ("Exchange Act") (other than the Corporation, any Subsidiary, any employee benefit plan of the Corporation or of any Subsidiary or any entity holding shares of Common Stock or other securities of the Corporation for or pursuant to the terms of any such plan or any individual or entity or group or affiliate thereof which acquired its beneficial ownership interest prior to the date of this Agreement), in a transaction or series of transactions, has become the beneficial owner, directly or indirectly (with beneficial ownership determined as provided in Rule 13d-3, or any successor rule, under the Exchange Act), of securities of the Corporation entitling the person or group to 30% or more of all votes (without consideration of the rights of any class or stock to elect directors by a separate class vote) to which all stockholders of the Corporation would be entitled in the election of the Board of Directors were an election held on such date;

               (iii) The date, during any period of two consecutive years, when individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Corporation, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; and

               (iv) the date of approval by the stockholders of the Corporation of an agreement (a "reorganization agreement") providing for:

                    (A) The merger or consolidation of the Corporation with another corporation where the stockholders of the Corporation, immediately prior to the merger or consolidation, do not beneficially own, immediately after the merger or consolidation, shares of the corporation issuing cash or securities in the merger or consolidation entitling such stockholders to 65% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of such corporation would be entitled in the election of directors or where the members of the Board of Directors of the Corporation, immediately prior to the merger or consolidation, do not, immediately after the merger or consolidation, constitute a majority of the Board of Directors of the corporation issuing cash or securities in the merger or consolidation; or

                    (B) The sale or other disposition of all or substantially all the assets of the Corporation.

          (e) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that as a result of any payment or distribution by the Corporation to or for the benefit of the CEO whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), the CEO would be subject to the excise tax imposed by
Section 49999 of the Internal Revenue Code (the "Code") or any interest or penalties are incurred by the CEO with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the CEO shall be entitled to promptly receive an additional payment (a "Gross-Up Payment") in an amount such that, after payment by the CEO of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and Excise Tax imposed upon the Gross-Up Payment, the CEO is in the same after-tax position as if no Excise Tax had been imposed upon the CEO with respect to the Payments. Notwithstanding the foregoing provisions of this Section, if it shall be determined that the CEO is entitled to a Gross-Up Payment, but that the CEO, after taking into account the Payments and the Gross-Up Payment, would not receive a net after-tax benefit of at least $50,000 (taking into account both income taxes and Excise Tax) as compared to the net after-tax proceeds to the CEO resulting from the elimination of the Gross-Up Payment and a reduction of the Payments, in the aggregate, to an amount (the "Reduced Amount") such that the receipt of Payments would not give rise to any Excise Tax, then no Gross-Up Payment shall be made to the CEO and the Payments, in the aggregate, shall be reduced to the Reduced Amount.

          (f)  Cooperation: Pending Litigation

               (i) Upon the request of the Corporation, in connection with any suit, action, proceeding, arbitration or litigation involving the Corporation (a "Litigation"), which Litigation is directly or indirectly the result of an event, fact or occurrence existing, in whole or in part, prior to the Termination Date, CEO agrees to, at the expense of the Corporation, in connection with any such Litigation:

                    (A) attend depositions, meetings, conferences or other scheduled proceedings related to the Litigation with a designated officer of the Corporation;

                    (B) provide a written outline of any actions taken by CEO on behalf of the Corporation, or any information known to CEO; and

                    (C) otherwise cooperate with the Corporation, counsel to the Corporation and with other parties or entities whom the Corporation shall reasonably request.

               (ii) Unless CEO and the Corporation agree otherwise, CEO shall not be required to engage or participate in any of the activities described in Section 6(f) of this Agreement for more than three (3) consecutive business days at a time, or more than six (6) business days per ninety (90) day period.

     7.   NOTICES
          -------

          Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one (1) day after being sent by Federal Express or similar overnight delivery; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.

     8.   INDEMNIFICATION
          ---------------

          The Corporation will continue in effect an indemnification agreement with the CEO in a form substantially identical to that previously entered into between the Corporation and the CEO.

     9.   SEVERABILITY OF PROVISIONS
          --------------------------

          If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

     10.  ENTIRE AGREEMENT: MODIFICATION
          ------------------------------

          This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

     11.  BINDING EFFECT
          --------------

          The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the CEO and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the CEO's obligations hereunder may not be transferred or assigned by the CEO.

     12.  NON-WAIVER
          ----------

          The failure of either party to insist upon the strict performance of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

     13.  GOVERNING LAW
          -------------

          This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws.

     14.  HEADINGS
          --------

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

          The headings of paragraphs are inserted for convenience and shall not affect the interpretation of this Agreement on the day and year first above written.


                                               INTERNEURON PHARMACEUTICALS, INC.



                                      By:  /s/ Lindsay A. Rosenwald
                                          --------------------------------------
                                             Lindsay A. Rosenwald, M.D.
                                                    Chairman


                                           /s/ Glenn L. Cooper
                                          --------------------------------------
                                                  GLENN L. COOPER, M.D.

                                      -10-